NYSE Euronext Names Deputy CFO Joost van der Does de Willebois Acting CFO

CFO Nelson Chai to join Merrill Lynch as CFO and EVP

Bruno Colmant, head of NYSE Euronext Belgium, to become Deputy CFO

Corporate Controller Stephane Biehler to become Chief Accounting Officer

New York and Paris, Dec. 3, 2007 - NYSE Euronext (NYX) Chief Executive Officer Duncan L. Niederauer has asked Joost van der Does de Willebois, Deputy CFO and head of the company's Amsterdam market, to assume the role of Acting Chief Financial Officer upon the Dec. 10, 2007 departure of CFO and Executive Vice President Nelson Chai, who has accepted the position of CFO and Executive Vice President of Merrill Lynch. Bruno Colmant, head of the company's Belgian market and NYSE Euronext European Affairs, will become Deputy CFO. Stephane Biehler, NYSE Euronext Corporate Controller and Senior Vice President, will become Chief Accounting Officer.

As per the NYSE Group-Euronext merger agreement, these appointments are subject to the non-objection of the European College of Regulators.

"I want to thank Joost and Bruno for accepting these important roles," Mr. Niederauer said. "Stephane Biehler, who joined the organization with the NYSE and Archipelago merger and has since done an outstanding job, will take on additional responsibilities in addition to his duties as corporate controller.

"Nelson has been a superb member of our senior management team and a significant contributor to our business transformation, the success of our global growth strategy, and our focus on creating shareholder value. On behalf of the entire NYSE Euronext team, I want to thank Nelson for his great work at NYSE Euronext and offer my best wishes on his move to Merrill."

NYSE Euronext Deputy CEO Jean-Francois Theodore said: "I have truly enjoyed working with Nelson. In Joost van der Does de Willebois and Bruno Colmant, NYSE Euronext has highly qualified and dedicated professionals who are supported by an outstanding finance team in whom I have the utmost confidence."

Mr. Chai added, "From my first days with Archipelago through my time with NYSE Euronext, I have been extremely fortunate to work with an outstanding team of professionals. Together, we have reinvented the financial marketplace and have created exceptional value for our customers and shareholders. NYSE Euronext has a sound global growth strategy and the right people in place to both execute and build upon it. I want to thank the entire NYSE Euronext community for their support and partnership. I'm privileged to have been a part of an exceptional story that will become even better, and I am confident in Duncan's ability to lead NYSE Euronext to even greater success."

About Joost van der Does de Willebois

Joost van der Does de Willebois, 48, is the Deputy CFO of NYSE Euronext and head of the company's Amsterdam market. He is a member of the NYSE Euronext Management Committee. At Euronext, he was CFO and a member of the Managing Board, positions he had held since November 2004.

From March 2002, Mr. van der Does de Willebois was Executive Director of ING Bank in the Netherlands. Prior to that, Mr. van der Does de Willebois held a number of directorships at ING Group beginning in 1998, including Managing Director of Corporate Strategy and Communication, a position he held from 2000 to 2002. Prior to that, since 1984, he worked at Royal Dutch/ Shell plc, where he held various executive management positions in Rotterdam, Paris, Bordeaux and the French West Indies.

Mr. van der Does de Willebois is currently a member of the boards of Dutch Securities Institute, the Holland Finance Centre, the Dutch National Employers Organisation vno/ncw, and the French-Dutch Cooperation Council. He is a member of the supervisory boards of Endex and Atos Euronext Market Solutions Holding S.A.S.

About Bruno Colmant

Bruno Colmant is head of European Affairs and the NYSE Euronext's Belgian Market, and is a member of the NYSE Euronext Management Committee.

Mr. Colmant, 46, is responsible for EU Affairs and oversight of the Euronext Belgian Market. Prior to joining NYSE Euronext, Mr. Colmant was Chief of Staff of the Minister of Finance in Belgium from November 2006 through September 2007.

Prior to that, Mr. Colmant was the CFO and a member of the Executive Committee and Board of Directors of ING Group, Belgium. From September 2002 to April 2004 he was the Chief Executive Officer for ING Group, Luxembourg. Prior to that, since 1984, he worked in the audit division Arthur Andersen where he held various executive management positions and specialized in financial instruments accounting.

Mr. Colmant serves on various industry boards and committees including the Belgian Institute of Chartered Accountants and the Belgian Institute of Accounting Standards. Mr. Colmant holds a Ph.D. in Applied Economics (Accounting), Brussels University, a MBA from Purdue University (IN), a Master degree in Tax Law as well as the American CFA, CIA, and CMA certifications. He is a Belgian Chartered Public Accountant.

About Stephane Biehler

Stephane Biehler is Corporate Controller of NYSE Euronext, a position he held since April 2007. He is responsible for all U.S. accounting, tax, and internal controls over financial reporting, as well as global consolidation and external reporting functions.

Mr. Biehler, 40, previously served as Senior Vice President and Corporate Controller of NYSE Group since March 2006, and Interim Principal Financial Officer and Interim Principal Accounting Officer of Archipelago Holdings since January 2006. Mr. Biehler joined Archipelago as a Managing Director and Corporate Controller in March 2004. He facilitated the initial public offering of Archipelago in August 2004, the merger transaction between the NYSE and Archipelago to create NYSE Group in March 2006, and the merger transaction between NYSE Group and Euronext in April 2007.

Prior to joining Archipelago, Mr. Biehler was Vice President and Controller of eSpeed, Inc. since May of 2003, and Manager of Financial Reporting and Consolidation for Investment Technology Group, Inc. since December 2001. Mr. Biehler started his career at Deloitte & Touche LLP where he achieved the position of senior manager. He is a member of the American Institute of Certified Public Accountants.

About NYSE Euronext (NYX)
NYSE Euronext, a holding company created by the combination of NYSE Group, Inc. and Euronext N.V., commenced trading on April 4, 2007. NYSE Euronext (NYSE Euronext: NYX) operates the world's largest and most liquid exchange group and offers the most diverse array of financial products and services.   NYSE Euronext, which brings together six cash equities exchanges in five countries and six derivatives exchanges in six countries, is a world leader for listings, trading in cash equities, equity and interest rate derivatives, bonds and the distribution of market data.  Representing a combined $30.3 trillion/euros21.3 trillion total market capitalization of listed companies and average daily trading value of approximately $139 billion/euros103 billion (as of September 30, 2007), NYSE Euronext seeks to provide the highest standards of market quality and integrity, innovative products and services to investors, issuers, and all users of its markets.

Cautionary Note Regarding Forward-Looking Statements
This press release may contain forward-looking statements, including forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning NYSE Euronext's plans, objectives, expectations and intentions and other statements that are not historical or current facts. Forward-looking statements are based on NYSE Euronext's current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. Factors that could cause NYSE Euronext's results to differ materially from current expectations include, but are not limited to: NYSE Euronext's ability to implement its strategic initiatives, economic, political and market conditions and fluctuations, government and industry regulation, interest rate risk and U.S. and global competition, and other factors detailed in NYSE Euronext's reference document for 2006 ("document de reference") filed with the French Autorite des Marches Financiers (Registered on June 6, 2007 under No. R.07-0089), 2006 Annual Report on Form 10-K, as amended, and other periodic reports filed with the U.S. Securities and Exchange Commission or the French Autorite des Marches Financiers. In addition, these statements are based on a number of assumptions that are subject to change. Accordingly, actual results may be materially higher or lower than those projected. The inclusion of such projections herein should not be regarded as a representation by NYSE Euronext that the projections will prove to be correct. This press release speaks only as of this date. NYSE Euronext disclaims any duty to update the information herein.